     As filed with the Securities and Exchange Commission on March 30, 1999
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          DURA AUTOMOTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  38-3185711
     (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                  Identification Number)

                4508 IDS Center                            55402
          Minneapolis, Minnesota                         (Zip Code)
   (Address of Principal Executive Offices)


             DURA AUTOMOTIVE SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               Stephen E.K. Graham
                   Vice President and Chief Financial Officer
                          Dura Automotive Systems, Inc.
                               2791 Research Drive
                         Rochester Hills, Michigan 48309
                     (Name and Address of Agent for Service)

                                 (248) 299-7500
          (Telephone Number, including Area Code of Agent for Service)

                                    COPY TO:
                                 Dennis M. Myers
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                         CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED            PROPOSED MAXIMUM         AMOUNT OF
     TITLE OF SECURITIES TO BE           AMOUNT TO BE          MAXIMUM OFFERING            AGGREGATE          REGISTRATION
            REGISTERED                  REGISTERED (1)       PRICE PER SHARE (2)        OFFERING PRICE             FEE
Class A Common Stock,
par value $.01 per share...........        6,000,000               $28.63                $171,780,000            $47,755


(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) The estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the high and low price reported on the Nasdaq National Market on March 29, 1999, which average was $28.63.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Dura Automotive Systems, Inc. ("DURA" or "REGISTRANT") with the Securities and Exchange Commission (the "COMMISSION") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

         (a) Dura's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-21139).

         (b) Dura's Current Reports on Form 8-K, filed with the Commission on January 22, 1999, February 3, 1999 and February 16, 1999.

         (c) The description of Dura's Class A Common Stock, par value $.01 per share (the "COMMON STOCK") contained in Item 1 of Dura's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on August 5, 1996.

         (d) All reports and other documents subsequently filed by Dura pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Dura is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Dura's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of directors and officers of Dura to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         In that regard, the Amended and Restated By-laws of Dura provide that Dura shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of Dura, or is or was serving at the request of Dura as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, liabilities and losses (including attorneys' fees actually and reasonably incurred in connection with such proceeding); provided that Dura shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of Dura.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Class A Common Stock being registered hereby.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Kirkland & Ellis (included in opinion filed as
                  Exhibit 5.1).

         24.1     Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Minneapolis, State of Minnesota, on the 30th day of March, 1999.


                                      DURA AUTOMOTIVE SYSTEMS, INC.


                                      By:   /S/ S.A. Johnson
                                         -----------------------------
                                            S.A. Johnson
                                            CHAIRMAN OF THE BOARD


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 1999.


                  SIGNATURE                          TITLE

               /s/ S.A. Johnson                      Chairman of the Board
-------------------------------
                 S.A. Johnson

                      *                              President, Chief Executive Officer (Principal
-------------------------------                      Executive Officer) and Director
               Karl F. Storrie

                      *                              Vice President and Director
-------------------------------
               Robert R. Hibbs

                      *                              Director
-------------------------------
         Robert E. Brooker, Jr.

                      *                              Director
-------------------------------
                 W.H. Clement



                  Signature                          Title

                      *                              Director
-------------------------------
               Jack K. Edwards

                      *                              Director
-------------------------------
               J. Richard Jones

                      *                              Director
-------------------------------
              John C. Jorgensen

                      *                              Director
-------------------------------
             James L. O'Loughlin.

                      *                              Director
-------------------------------
              Robert J. Orscheln

                      *                              Director
-------------------------------
             William L. Orscheln

                      *                              Director
-------------------------------
                Eric J. Rosen

                      *                              Vice President and Chief Financial Officer
-------------------------------                      (Principal Financial and Accounting Officer)
            Stephen E.K.Graham

* The undersigned, by signing his name hereto, does hereby sign and execute this Form S-8 Registration Statement on behalf of the above name officers and directors of Dura pursuant to the Power of Attorney executed by such officers and directors and being concurrently filed with the Commission.



         /S/ S.A. Johnson
-------------------------------
         S.A. Johnson
         ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


EXHIBIT                                                                                          SEQUENTIALLY
NO.                                 DESCRIPTION OF DOCUMENT                                      NO. PAGE

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Class A Common Stock being registered.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

24.1              Powers of Attorney.